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                             MIAMI SUBS CORPORATION
                              6300 NW 31ST AVENUE
                           FORT LAUDERDALE, FL 33309

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby (1) acknowledges receipt of the notice of the Special Meeting of Shareholders of Miami Subs Corporation, a Florida Corporation (the "Corporation"), to be held on September 30, 1999, at 10:00 a.m., local time ("Special Meeting") at The Westin Fort Lauderdale Hotel, 400 Corporate Drive, Fort Lauderdale, Florida, and the Joint Proxy Statement/ Prospectus in connection therewith, and (2) appoints Donald L. Perlyn and Jerry Woda as proxies, each with the power to act alone and to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock in the corporation which the undersigned is entitled to vote as of August 16, 1999, the record date, at the Special Meeting or any adjournment or postponement thereof, upon the matter referred to below, and upon any and all other matters which properly may be brought before the meeting.

    The Board of Directors unanimously recommends a vote "FOR" Proposal 1.

Please mark your votes as indicated [X]

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JANUARY 15, 1999, AS AMENDED, BY AND AMONG NATHAN'S FAMOUS, INC., MIAMI SUBS CORPORATION AND MIAMI ACQUISITION CORP. AND THE TRANSACTIONS CONTEMPLATED THEREBY.

  [  ] FOR              [  ] AGAINST              [  ] ABSTAIN

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2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER
   BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the shares represented by this Proxy will be voted FOR item 1.

                                                Please sign exactly as name
                                                appears below. When shares are
                                                held by joint tenants, both
                                                should sign. When signing as an
                                                attorney, or as executor,
                                                administrator, trustee or
                                                guardian, please give full
                                                title. If a corporation, please
                                                sign in full corporate name by
                                                president or other authorized
                                                officer. If a partnership,
                                                please sign in partnership name
                                                by authorized person.

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature if held jointly

                                                Dated:                    , 1999
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